Exhibit 10.2

RESOLUTION OF THE SHAREHOLDERS OF

VISION BANCSHARES, INC.

RELATING TO THE AMENDMENT OF THE

EMPLOYEE STOCK PURCHASE PLAN

RESOLVED, that the Board of Directors of Vision Bancshares, Inc., hereinafter referred to as the “Company”, hereby recommended that the shareholders of the Company approve the proposal to increase the number of the Company’s shares currently available under its Employee Stock Purchase Plan from 7,500 shares to 15,000 shares; and further

RESOLVED, that, at the Company’s annual Shareholders meeting held on June 30, 2003, the Shareholders of the Company thereby approved the amendment to increase the number of the Company’s shares currently available under its Employee Stock Purchase Plan from 7,500 shares to 15,000 shares; and further

RESOLVED, that the officers of the Company be and hereby are authorized, empowered and directed for and on behalf of the Company and the Shareholders to do any and all acts and things necessary or appropriate to effectuate the amendment to the Company’s Amended and Restated Incentive Stock Compensation Plan.